                                  EXHIBIT 99.1

          UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

The following unaudited pro forma condensed combining balance sheet as of March 31, 2002 and the unaudited pro forma condensed combining statements of operations for the year ended December 31, 2001 and the three months ended March 31, 2002 have been prepared to illustrate the effect of the merger as though the merger had occurred on March 31, 2002 in the pro forma balance sheet and as of January 1, 2001 in the pro forma statement of operations for the year ended December 31, 2001 and as of January 1, 2002 in the pro forma statement of operations for the three months ended March 31, 2002. The pro forma information is based upon the historical consolidated financial statements of Amgen and the historical consolidated financial statements of Immunex, giving effect to the merger under the purchase method of accounting and the assumptions, estimates and adjustments described in the notes to the unaudited pro forma condensed combining financial statements. The assumptions, estimates and adjustments are preliminary and have been made solely for purposes of developing such pro forma information. All interim financial data used to develop the unaudited pro forma condensed combining balance sheet and statements of operations are unaudited, but in the opinion of Amgen management and Immunex management, respectively, reflect all adjustments necessary (consisting only of normal recurring accruals) for a fair presentation thereof. However, results for interim periods may not be indicative of results that may be achieved in a full fiscal year.

The unaudited pro forma condensed combining financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations that would have been reported had the merger occurred on the dates indicated, nor do they represent a forecast of the consolidated financial position at any future date or the consolidated results of operations for any future period. Furthermore, no effect has been given in the unaudited pro forma condensed combining statement of operations for synergistic benefits that may be realized through the combination of the two companies or costs that may be incurred in integrating their operations. The unaudited pro forma condensed combining financial statements should be read in conjunction with the historical consolidated financial statements, including the notes thereto, and management's discussion and analysis of financial condition and results of operations of Amgen included in Amgen's Annual Report on Form 10-K for the year ended December 31, 2001 and in Amgen's Form 10-Q for the three months ended March 31, 2002, both filed with the Securities and Exchange Commission ("SEC"). The unaudited pro forma condensed combining financial statements should also be read in conjunction with the historical consolidated financial statements, including the notes thereto, of Immunex, included as exhibit 99.3 to this Current Report on Form 8-K, as well as Immunex's management's discussion and analysis of financial condition and results of operations included in their Annual Report on Form 10-K for the year ended December 31, 2001 and their Form 10-Q for the three months ended March 31, 2002, both filed with the SEC.

             Pro Forma Condensed Combining Statement of Operations
                      for the Year Ended December 31, 2001

                      (In millions, except per share data)

                                   (Unaudited)

                                                                                              Pro forma     Pro forma
                                                                       Amgen       Immunex   Adjustments    Combined
                                                                      --------     -------   -----------    ---------
Revenues:
   Product sales ..................................................   $3,511.0     $959.6    $    --        $4,470.6
   Corporate partner revenues .....................................      252.0        0.7         --           252.7
   Royalty income .................................................      252.7       26.5         --           279.2
                                                                      --------     ------    -------        --------
       Total revenues .............................................    4,015.7      986.8         --         5,002.5
                                                                      --------     ------    -------        --------
Operating expenses:
   Cost of sales ..................................................      443.0      256.2       25.2 (3)       724.4
   Research and development .......................................      865.0      204.6       31.5 (3)     1,101.1
   Selling, general and administrative ............................      970.7      423.0       25.4 (3)     1,419.1
   Amortization of acquired identifiable intangible assets ........         --         --      438.0 (1)       438.0
   Loss of affiliates, net ........................................        2.7         --         --             2.7
   Other items, net ...............................................      203.1        5.6         --           208.7
                                                                      --------     ------    -------        --------
       Total operating expenses ...................................    2,484.5      889.4      520.1         3,894.0
                                                                      --------     ------    -------        --------
Operating income ..................................................    1,531.2       97.4     (520.1)        1,108.5
Other income (expense):
   Interest and other income, net .................................      168.7      115.1         --           283.8
   Interest expense, net ..........................................      (13.6)        --      (30.2)(2a)      (43.8)
                                                                      --------     ------    -------        --------
       Total other income .........................................      155.1      115.1      (30.2)          240.0
                                                                      --------     ------    -------        --------
Income before income taxes ........................................    1,686.3      212.5     (550.3)        1,348.5
Provision for income taxes ........................................      566.6       42.5     (175.9)(4)       433.2
                                                                      --------     ------    -------        --------
Net income ........................................................   $1,119.7     $170.0    $(374.4)       $  915.3
                                                                      ========     ======    =======        ========

Earnings per share:
   Basic ..........................................................   $   1.07     $ 0.31                   $   0.71
   Diluted ........................................................   $   1.03     $ 0.30                   $   0.68
Shares used in calculation of earnings per share (5):
   Basic ..........................................................    1,045.5      542.9                    1,287.9
   Diluted ........................................................    1,084.4      569.1                    1,371.3

             Pro Forma Condensed Combining Statement of Operations
                   for the Three Months Ended March 31, 2002

                      (In millions, except per share data)

                                   (Unaudited)

                                                                                            Pro forma       Pro forma
                                                                        Amgen       Immunex Adjustments      Combined
                                                                      --------     ------- -----------      ---------
Revenues:
   Product sales ..................................................   $  908.6     $265.4    $    --        $1,174.0
   Corporate partner revenues .....................................       31.5        2.1         --            33.6
   Royalty income .................................................       68.4        4.5         --            72.9
                                                                      --------     ------    -------        --------
       Total revenues .............................................    1,008.5      272.0         --         1,280.5
                                                                      --------     ------    -------        --------
Operating expenses:
   Cost of sales ..................................................      103.6       70.3        6.3 (3)       180.2
   Research and development .......................................      203.4       53.7        7.9 (3)       265.0
   Selling, general and administrative ............................      245.8      120.9        6.3 (3)       373.0
   Amortization of acquired identifiable intangible assets.........         --         --      109.5 (1)       109.5
   Earnings of affiliates, net ....................................       (1.7)        --         --            (1.7)
                                                                      --------     ------    -------        --------
       Total operating expenses ...................................      551.1      244.9      130.0           926.0
                                                                      --------     ------    -------        --------
Operating income ..................................................      457.4       27.1     (130.0)          354.5
Other income (expense):
   Interest and other income, net .................................       43.7       23.5       (4.2)(2b)       63.0
   Interest expense, net ..........................................       (7.0)        --       (5.0)(2a)      (12.0)
                                                                      --------     ------    -------        --------
       Total other income .........................................       36.7       23.5       (9.2)           51.0
                                                                      --------     ------    -------        --------
Income before income taxes ........................................      494.1       50.6     (139.2)          405.5
Provision for income taxes ........................................      153.2       15.7      (50.7)(4)       118.2
                                                                      --------     ------    -------        --------
Net income ........................................................   $  340.9     $ 34.9    $ (88.5)       $  287.3
                                                                      ========     ======    =======        ========

Earnings per share:
   Basic ..........................................................   $   0.33     $ 0.06                   $   0.22
   Diluted ........................................................   $   0.32     $ 0.06                   $   0.21
Shares used in calculation of earnings per share (5):
   Basic ..........................................................    1,043.6      547.7                    1,286.0
   Diluted ........................................................    1,085.6      568.2                    1,360.2

        Pro Forma Condensed Combining Balance Sheet as of March 31, 2002

                                  (In millions)

                                   (Unaudited)

                                                                                             Pro forma        Pro forma
                                                                       Amgen      Immunex   Adjustments       Combined
                                                                      --------    --------  -----------       ---------
Assets
Current assets:
   Cash and cash equivalents ......................................   $2,981.2    $   85.9   $(2,504.6)(3)    $   562.5
   Marketable securities ..........................................    2,193.3       429.3          --          2,622.6
   Trade receivables, net .........................................      525.1        91.9          --            617.0
   Inventories ....................................................      371.6        53.5          --            425.1
   Other current assets ...........................................      334.8        38.3          --            373.1
                                                                      --------    --------   ---------        ---------
       Total current assets .......................................    6,406.0       698.9    (2,504.6)         4,600.3

Property, plant and equipment at cost, net ........................    1,967.9       755.9          --          2,723.8
Acquired identifiable intangible assets ...........................         --          --     6,570.7 (1)      6,570.7
Acquired in-process research and development ......................         --          --     2,389.2 (2)           --
                                                                                              (2,389.2)(2)

Goodwill ..........................................................         --          --     9,427.4 (1)      9,427.4
Restricted cash and investments ...................................         --       765.0          --            765.0
Other assets ......................................................      691.0        96.6          --            787.6
                                                                      --------    --------   ---------        ---------
                                                                      $9,064.9    $2,316.4   $13,493.5        $24,874.8
                                                                      ========    ========   =========        =========
Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable ...............................................   $  106.1    $   92.9   $      --        $   199.0
   Accounts payable--Wyeth ........................................         --        75.4          --             75.4
   Commercial paper ...............................................       99.9          --          --             99.9
   Accrued liabilities ............................................      862.2        25.1       195.0 (5)      1,082.3
                                                                      --------    --------   ---------        ---------
       Total current liabilities ..................................    1,068.2       193.4       195.0          1,456.6
Deferred tax liability ............................................         --          --     2,595.4 (4)      2,595.4
Long-term debt ....................................................    3,046.9         0.8          --          3,047.7
Stockholders' equity:
   Common stock and additional paid-in capital ....................    3,606.1     2,198.2    (2,198.2)(6)     18,820.6
                                                                                              15,214.5 (6)
   Retained earnings/(accumulated deficit) ........................    1,312.4       (80.0)       80.0 (6)     (1,076.8)
                                                                                              (2,389.2)(2)

   Accumulated other comprehensive income .........................       31.3         4.0        (4.0)(6)         31.3
                                                                      --------    --------   ---------        ---------
       Total stockholders' equity .................................    4,949.8     2,122.2    10,703.1         17,775.1
                                                                      --------    --------   ---------        ---------
                                                                      $9,064.9    $2,316.4   $13,493.5        $24,874.8
                                                                      ========    ========   =========        =========
Pro forma common shares outstanding (7) .....................................................................   1,281.4

                     NOTES TO UNAUDITED PRO FORMA CONDENSED

                         COMBINING FINANCIAL STATEMENTS

Note 1--Basis of Presentation

Amgen executed a definitive agreement, dated as of December 16, 2001, to acquire Immunex in a transaction to be accounted for as a purchase under accounting principles generally accepted in the United States. The transaction is expected to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Under the terms of the merger agreement, each share of Immunex common stock outstanding at the closing of the merger, other than shares as to which dissenters' rights have been validly exercised, will be converted into 0.44 of a share of Amgen common stock and $4.50 cash. In addition, except for "converted options" described below, at the closing of the merger each option outstanding to purchase a share of Immunex common stock will be assumed by Amgen and will thereafter constitute an option to acquire the number of shares of Amgen common stock determined by multiplying the number of shares of Immunex common stock subject to the option immediately prior to the merger by 0.52, with an exercise price equal to the exercise price of the assumed Immunex option divided by 0.52. Each of these options will be subject to the same terms and conditions that were in effect for the related Immunex options, except that each option that was outstanding on December 16, 2001, will fully vest and become immediately exercisable for shares of Amgen common stock. Options granted subsequent to December 16, 2001 will retain their original vesting provisions. Each option outstanding at the close with an exercise price greater than the higher of $40 or the closing price of a share of Immunex common stock on the last trading day prior to the merger (the "converted options") will be cancelled and converted into an option to purchase that number of shares of Amgen common stock equal to 40% of the number of shares subject to the related converted option at an exercise price per share equal to the fair market value of a share of Amgen common stock on the date on which the new option is granted (which shall be as of the close of market on the date of the effective time of the merger) and otherwise subject to the terms and conditions, including the vesting schedule, that were applicable to the related converted option.

As of March 31, 2002, there were approximately 551,000,000 shares of Immunex common stock outstanding and approximately 48,900,000 Immunex shares issuable upon exercise of outstanding options. Based upon these amounts and the terms outlined above, if the merger had been consummated on March 31, 2002, Immunex shareholders would have received a total of approximately 242,400,000 shares of Amgen common stock, and holders of Immunex options would have received options to purchase approximately 25,300,000 shares of Amgen common stock, under which the right to purchase approximately 21,500,000 shares of Amgen common stock would have been fully vested and immediately exercisable. The exact number of shares to be issued and options assumed will depend upon the number of related Immunex shares and options, respectively, outstanding at the closing of the merger. In addition, Amgen will pay Wyeth a payment specified in the agreement regarding governance and commercial matters, at the closing of the merger, for the termination of certain Immunex product rights in favor of Wyeth.

The purchase price of the acquisition is approximately $17.7 billion estimated as follows (in millions):

   Value of Amgen shares issued ............................ $ 14,189.6
   Cash consideration (including payment to Wyeth) .........    2,504.6
   Value of Amgen options issued ...........................    1,024.9
   Transaction costs .......................................       30.0
                                                             ----------
   Total ................................................... $ 17,749.1
                                                             ==========

The value of the Amgen shares used in determining the purchase price was $58.525 per share based on the average of the closing prices of Amgen common stock for a range of four trading days, two days prior to and two days subsequent to the announcement of the merger. The fair values of the options issued were also determined based on the $58.525 stock price using the Black-Scholes method assuming an expected weighted average life of 2.6 years, weighted average risk-free rate of 3.3%, volatility of 50%, and no expected dividends.

The allocation of the purchase price as of March 31, 2002 is summarized below (in millions):

   Current assets ................................................... $   698.9
   Property, plant, and equipment ...................................     755.9
   In-process research and development ..............................   2,389.2
   Identifiable intangible assets (including developed technology
      and core technology of $4,778.2 and $1,598.3, respectively) ...   6,570.7
   Goodwill .........................................................   9,427.4
   Other assets .....................................................     861.6
   Current liabilities ..............................................    (358.4)
   Deferred tax liability ...........................................  (2,595.4)
   Other long-term liabilities ......................................      (0.8)
                                                                      ---------
   Net assets ....................................................... $17,749.1
                                                                      =========

The allocation of the purchase price is preliminary. The final determination of the purchase price allocation will be based on the fair values of assets acquired, including the fair values of in-process research and development and other identifiable intangibles, and the fair values of liabilities assumed as of the date that the acquisition is consummated. The excess of the purchase price over the fair values of assets and liabilities acquired is allocated to goodwill. The purchase price allocation will remain preliminary until Amgen completes a third party valuation of significant identifiable intangible assets acquired (including in-process research and development), evaluates restructuring plans to be undertaken following the consummation of the merger, and determines the fair values of other assets and liabilities acquired. The final determination of the purchase price allocation is expected to be completed as soon as practicable after the consummation of the merger. The final amounts allocated to assets and liabilities acquired could differ significantly from the amounts presented in the unaudited pro forma condensed combining financial statements.

The amount allocated to in-process research and development represents an estimate of the fair value of purchased in-process technology for research projects that, as of the date of the expected closing date of the merger, will not have reached technological feasibility and have no alternative future use. The values of these research projects will be determined based on analyses using cash flows to be generated by the products that result from the in-process projects. These cash flows will be estimated by forecasting total revenues expected from these products and then deducting appropriate operating expenses, cash flow adjustments and contributory asset returns to establish a forecast of net cash flows arising from the in-process technology. These cash flows will be substantially reduced to take into account the time value of money and the risks associated with the inherent difficulties and uncertainties given the projected stage of development of these projects at closing. For purposes of the pro forma balance sheet as of March 31, 2002, $2,389,200,000 of the total purchase price has been allocated to in-process research and development--including the estimated value of projected new indications of ENBREL ($985,100,000) and approximately 10 additional research and development programs that are in various stages of development, but are not expected to have reached technological feasibility as of the closing date and have no alternative future use. The amounts allocated to in-process research and development will be charged to the statement of operations in the period the acquisition is consummated.

The total estimated amounts of goodwill and identifiable intangible assets are approximately $9,427,400,000 and $6,570,700,000, respectively. The useful life of identifiable intangible assets, primarily ENBREL, is approximately 15 years. The values of identifiable intangible assets will be determined using a discounted cash flow model with appropriate discount rates. The amount of identifiable intangible assets, the estimated useful lives and acquired in-process research and development will be determined upon completion of a third party valuation, and therefore, may differ significantly from the amounts presented in these unaudited pro forma condensed combining financial statements. To the extent the amounts and estimated useful lives are different than those presented above, the unaudited pro forma condensed combining financial statements could change significantly.

In May 2002, Immunex entered into an agreement to sell certain assets used in connection with its LEUKINE business to Schering Aktiengesellschaft ("Schering"). Schering has agreed to pay Immunex approximately $380,000,000 in cash plus additional cash consideration upon achievement of certain milestones. Immunex has agreed to sell its LEUKINE business in connection with the pending acquisition of Immunex by Amgen. LEUKINE had revenues for Immunex of $108,400,000 for the year ended December 31, 2001 and $28,600,000 for the three months ended March 31, 2002. For antitrust reasons, information regarding the results of operations and financial position attributable to LEUKINE is not reviewable by Amgen, and therefore, has not been excluded from the pro forma condensed combining financial statements presented.

Note 2--Pro Forma Adjustments

Pro Forma Condensed Combining Statement of Operations

1) Reflects amortization of identifiable intangible assets based on the estimated fair values and estimated useful lives assigned to these assets at the date of acquisition.

2a) Reflects additional interest expense and amortization of debt issuance costs from the issuance of 30-year, zero-coupon senior convertible notes ("Convertible Notes"). On March 1, 2002, Amgen raised approximately $2,821,200,000 from the issuance of the Convertible Notes with a yield to maturity of 1.125%. Solely for the purposes of presenting the pro forma condensed combining statements of operations, Amgen has reflected $2,504,600,000 of such borrowings (which is equal to the estimated cash portion of the merger consideration), net of debt issuance costs of $56,500,000, as outstanding during the entire period prior to the actual issuance of such notes.

2b) Reflects an adjustment for interest income earned in March 2002 on $2,504,600,000 of the proceeds from the issuance of Convertible Notes which would not have been earned had the cash portion of the merger consideration been paid on January 1, 2002.

3) Reflects compensation expense payable to Immunex employees under the Immunex Corporation Retention Plan. Because these expenses will have a continuing impact over a two year period subsequent to the acquisition date, they are reflected in the pro forma condensed combining statements of operations.

4) Reflects the tax effect of the pro forma adjustments, including amortization of identifiable intangible assets. The Immunex historical pre-tax income and the pro forma adjustments have been tax effected at Amgen's marginal tax rate of 39.5%.

5) Pro forma basic earnings per share is calculated by dividing the pro forma net income by the pro forma weighted average shares outstanding. Pro forma diluted earnings per share is calculated by dividing the pro forma net income by the pro forma weighted average shares outstanding and dilutive potential weighted shares outstanding. Dilutive potential shares outstanding also include common shares to be issued under the assumed conversion of outstanding Convertible Notes which are included under the "if-converted" method. The following sets forth the computation for pro forma basic and diluted earnings per share (in millions):

                                                                                  Year ended      Three months ended
                                                                               December 31, 2001    March 31, 2002
                                                                               -------------------------------------
Income (Numerator):
Pro forma net income for basic EPS ...........................................  $         915.3     $          287.3

Shares (Denominator):
Shares used to calculate Amgen's historical basic earnings per share .........          1,045.5              1,043.6
Shares issued in acquisition of Immunex ......................................            242.4                242.4
                                                                               -------------------------------------
Shares used to calculate pro forma basic earnings per share ..................          1,287.9              1,286.0

Pro forma basic earnings per share ...........................................  $          0.71     $           0.22
                                                                               =====================================

                                                                                  Year ended      Three months ended
                                                                               December 31, 2001    March 31, 2002
                                                                               -------------------------------------
Income (Numerator):
Pro forma net income for basic EPS ...........................................  $         915.3   $            287.3
Adjustment for interest expense on convertible notes, net of tax .............             18.3                  4.7
                                                                               -------------------------------------
Pro forma income for diluted EPS, after assumed conversion of
     convertible notes .......................................................            933.6                292.0

Shares (Denominator):
Shares used to calculate Amgen's historical diluted earnings per share .......          1,084.4              1,073.7
Shares issued in acquisition of Immunex ......................................            242.4                242.4
Impact of dilutive Amgen options issued in acquisition of Immunex ............              9.5                  9.1
Impact of dilutive securities issuable under the "if-converted" method .......             35.0                 35.0
                                                                               -------------------------------------
Shares used to calculate pro forma diluted earnings per share ................          1,371.3              1,360.2

Pro forma diluted earnings per share .........................................  $          0.68   $             0.21
                                                                               =====================================


Pro forma Condensed Combining Balance Sheet

1) To record the estimated fair values of identifiable intangible assets and goodwill arising from the acquisition.

2) To reflect the estimated fair value of in-process research and development. Because this expense is directly attributable to the acquisition and will not have a continuing impact, it is not reflected in the pro forma condensed combining statements of operations. However, this item will be recorded as an expense in the period that the acquisition is completed.

3) To record the payment of the estimated cash portion of the merger consideration.

4) To provide deferred taxes arising from the differences between the bases of identifiable intangible assets for financial statement and income tax purposes.

5) To record the estimated transaction costs of $30,000,000 and to adjust liabilities for estimated costs of $165,000,000 in accordance with EITF 95-3.

6) To eliminate historical shareholders' equity accounts of Immunex, and to record the issuance of Amgen common stock and options as part of the purchase price.

7) The pro forma common shares outstanding as of March 31, 2002 is calculated as follows (in millions):

  Historical Amgen common shares outstanding as of March 31, 2002 ..... 1,039.0
  Shares issued in acquisition of Immunex .............................   242.4
                                                                        -------
  Pro forma common shares outstanding as of March 31, 2002 ............ 1,281.4
                                                                        =======